Exhibit 99.1

Maravai LifeSciences Appoints R. Andrew Eckert as Chairman of the Board of Directors

Carl Hull to Retire as Executive Chairman

SAN DIEGO, Calif.; – December 5, 2024 - Maravai LifeSciences Holdings, Inc. (“Maravai” or the “Company”) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, announced that Carl Hull will retire from his position as Executive Chairman of the Board and that the Board of Directors has unanimously elected R. Andrew Eckert to succeed him as Chairman of the Board, effective December 5, 2024.
Carl Hull founded Maravai in 2014 and served as Chief Executive Officer, assuming the role of Executive Chairman in October 2022.
“Leading Maravai has been the single most rewarding experience in my career. I am extremely proud of what we have accomplished together over the past 10 years,” stated Carl Hull. “I extend my sincere thanks to Trey Martin, our CEO, the rest of our leadership team and to the dedicated employees across the world who enthusiastically serve our customers and their communities every day. I am excited about the company’s future prospects and am confident that Maravai has the team, the talent, and the technology to deliver on its long-term objectives.”
"On behalf of the entire Board, I thank Carl for his incredible commitment to Maravai since he founded the Company in 2014.” said Constantine (“Dean”) Mihas, Board member and Co-CEO of GTCR. “I congratulate him for his distinguished career and deeply appreciate his vision and unwavering service to building Maravai and positioning the company for long-term success. He has been a model of corporate leadership and integrity in our industry and beyond, and we wish him well in his well-deserved retirement."
Mihas continued, “We also want to welcome Andy as our new Chair and Board member. Andy is a healthcare industry veteran with extensive experience as an executive officer of several healthcare companies. He brings deep knowledge of operations, strategic planning, product development and marketing to our Board and has valuable corporate governance insight gained from having served as Chief Executive Officer and Director of publicly held companies. We look forward to leveraging his impressive executive experience to help guide Maravai to achieve significant scale.”
“I'm honored to join the Board of Directors at Maravai, a company dedicated to innovation to help our customers improve human health,” said Eckert. “I look forward to contributing to the success and transformative impact of this remarkable organization while concurrently driving long-term shareholder value."

About R. Andrew Eckert
Mr. Eckert is a Senior Adviser to Permira, a global private equity leader. Prior to Permira, he served as CEO of Zelis, a healthcare payments and cost containment business. Before Zelis, he served as CEO of wound care leader Kinetic Concepts, Inc. (KCI) from 2017 until its sale to 3M in

2019. Prior to joining KCI, he served as Chief Executive Officer of Valence Health, an emerging leader in value-based healthcare, until its sale in 2016. Andy previously served as Chief Executive Officer of TriZetto, a leader in payer information technology (acquired by Cognizant), and as Chairman and Chief Executive Officer of CRC Health Group, a leading behavioral health treatment provider (acquired by Acadia). Earlier in his career, he was Chief Executive Officer of Eclipsys Corporation from 2005 to 2009, and Chief Executive Officer of SumTotal Systems from 2002 to 2005. Andy began his career at ADAC Laboratories, including four years as Chairman and Chief Executive Officer until its sale to Philips Medical Systems in 2000. Andy has served on several corporate boards and is currently the Chairman of Kipu Health, Lead Director at Fortrea (NASDAQ: FTRE), and a Director at Becton, Dickinson and Company (NYSE: BDX). He was Chairman of Varian Medical Systems for seven years until its acquisition by Siemens Healthineers in 2021. He has a Bachelor of Science in Industrial Engineering and a Master of Business Administration, both from Stanford University.

About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics, and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics and cell and gene therapies companies.

Forward-looking Statements
This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements related to the expectation that Mr. Eckert will help Maravai achieve scale and drive long-term shareholder value, constitute forward-looking statements identified by words like “plan,” “will,” “expect,” “may,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, the risks and uncertainties described in greater detail in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements, and therefore you should not rely upon them. These forward-looking statements reflect our current views and we do not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Contact Information:
Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com